Exhibit 99.1

Northern Power Systems Announces Fourth Quarter and Full Year 2016 Results

PRESS RELEASE

FOR ONLINE PUBLICATION AND PRINT:

31 March 2017

Fourth Quarter 2016 Highlights:

•	Our cash and cash equivalents increased $2.2 million in fourth quarter of 2016 compared to $0.7 million for the same period in the prior year.

•	Increased order backlog at December 31, 2016 to $28 million as compared to $25 million at December 31, 2015.

•	Completed the sale of certain of our utility-scale wind assets to WEG SA; expanding our global collaboration with WEG with the potential to collect royalties for up to an additional $17.5M, over the next decade, for sales outside of South America.

•	Negotiating a partnership with Eos Energy Storage to develop and offer integrated energy storage systems for utilities and commercial/industrial customers.

Year End 2016 Other Highlights:

•	Expanded fleet of distributed wind turbines to over 600 turbines, with over 14 million of run time hours. Turbines under warranty continued to perform at greater than 98 percent availability.

•	Reduced cash used in operations to $0.8 million from $4.4 million in the prior year. Delivered positive cash flow from operations in the 2nd through 4th quarters of 2016.

•	Reduced operating expenses to $12.4 million (excluding a $1.0 million gain on the sale of assets to WEG and a $0.4 million goodwill impairment charge) from $16.1 million in the prior year.

•	Renewed Comerica line of credit in the amount of $2.0 million through December 31, 2017.

Barre, VT USA (31 March 2017) – Northern Power Systems Corp. (TSX: NPS) (the “Company” or “Northern Power Systems”), a next generation renewable energy technology company, today announced financial results for its fourth quarter and year ended December 31, 2016.

“During 2016, we announced our intention to monetize our utility wind assets, and focus on our core distributed wind turbine business as well as to expand into full-scope energy storage solutions. With the completion of the sale of certain of our utility-scale wind technology and assets to our partner WEG, in October 2016, we consummated our planned refocus on distributed energy applications,” stated Ciel Caldwell, president and chief operating officer of Northern Power Systems. “With the reduction of business expenses, and effective management of our balance sheet, we continue to be confident that we will not require additional investment in our business.”

“Our expansion into full-scope energy storage solutions in the distribution network is gaining traction as we have submitted multiple commercial bids and are negotiating initial order contracts,” Ms. Caldwell continued. “These activities, in combination with continued global distributed turbine sale traction, are validating our distributed energy strategy.”

Eric Larson, the Company’s chief accounting officer commented, “During the fourth quarter we maintained our focus on reducing costs in our efforts to reach profitability. Our cash balance as of December 31, 2016 was $5.4 million, including $1.5 million received from the sale to WEG, which we feel positions the Company well to focus on our 2017 business objectives.”

Consolidated Fourth Quarter Financial Metrics:

•	Revenue for the fourth quarter of fiscal year 2016 was $9.9 million, a 46 percent decrease over revenue of $18.4 million reported in the prior year period.

•	Gross margin in the fourth quarter was 5.2 percent, down from 17.1 percent in the prior year period.

•	Reduced operating expenses to $2.5 million (excluding the $1.0 million gain on the sale of assets to WEG and a $0.4 million goodwill impairment charge), compared to $3.3 million in fourth quarter of 2015 and our third quarter of 2016.

•	Net loss for the fourth quarter of fiscal year 2016 was $0.8 million representing a 33 percent increase compared to a $0.6 million loss in the prior year period.

•	Non-GAAP adjusted EBITDA loss for the fourth quarter was $1.1 million compared to non-GAAP adjusted EBITDA income of $0.5 million in the prior year fourth quarter. A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “About non-GAAP financial measures.”

Consolidated Year End Financial Metrics:

•	Revenues for fiscal year 2016 were $35.9 million, compared to $54.0 million in the prior year.

•	Gross margin for the year was 7.9 percent, down from gross margin of 18.9 percent in the prior year.

•	Net loss for fiscal year 2016 was $8.9 million, representing an 14 percent increase compared to a $7.8 million loss in 2015.

•	Non-GAAP adjusted EBITDA loss for 2016 was $7.8 million compared to a non-GAAP adjusted EBITDA loss of $4.7 million in the prior year.

•	Order backlog at December 31, 2016 was $28 million, a 12 percent increase compared to backlog of $25 million in the prior year.

•	The Company’s cash and cash equivalents balance was $5.4 million at December 31, 2016.

About non-GAAP financial measures

To supplement Northern Power Systems’ consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), Northern Power Systems has used a non-GAAP financial measure, specifically non-GAAP adjusted EBITDA income (loss). Non-GAAP adjusted EBITDA income (loss) is defined as net income (loss), excluding share-based compensation expense, amortization of acquisition-related intangibles, depreciation of property, plant and equipment, interest expense, tax provision or benefit, and certain other unusual gains or losses on transactions as applicable.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on non-GAAP adjusted EBITDA, please see the table captioned “Reconciliation of GAAP net loss to non-GAAP adjusted EBITDA net income (loss)” included at the end of this release. The table has more details on the GAAP financial measure that is most directly comparable to non-GAAP adjusted EBITDA and the related reconciliation between these financial measures.

Northern Power Systems’ management believes that this non-GAAP financial measure provides meaningful supplemental information in assessing our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, which could be non-cash charges or discrete cash charges that are infrequent in nature. This non-GAAP financial measure also has facilitated management’s internal comparisons to Northern Power Systems’ historical performance and our competitors’ operating results, as well as reflects measurements which are used by creditors and other third parties in assessing our performance.

About Northern Power Systems

Northern Power Systems designs, manufactures, and sells wind turbines and power technology products, and provides engineering development services and technology licenses for energy applications, into the global marketplace from its US headquarters and European offices.

•	Northern Power Systems has over 40 years’ experience in technologies and products generating renewable energy.

•	Northern Power Systems currently manufactures the NPS™ 60 and NPS™ 100 turbines. With over 14 million run time hours across its global fleet, Northern Power wind turbines provide customers with clean, cost effective, reliable renewable energy.

•	Patented next generation permanent magnet direct drive (PMDD) technology uses fewer moving parts, delivers higher energy capture, and provides increased reliability due to reduced maintenance and downtime.

•	Northern Power Systems’ FlexPhase™ power converter platform uses patented converter architecture and advanced controls technology for advanced grid support and generation applications.

•	Northern Power Systems offers comprehensive in-house development services, including systems level engineering, advanced drivetrains, power electronics, PM machine design, and remote monitoring systems to the energy industry.

To learn more about Northern Power Systems, please visit www.northernpower.com.

Notice regarding forward-looking statements:

This release includes forward-looking statements regarding Northern Power Systems and its business, which may include, but is not limited to, product and financial performance, regulatory developments, supplier performance, anticipated opportunity and trends for growth in our customer base and our overall business, our market opportunity, expansion into new markets, and execution of the company’s growth strategy. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “is expected”, “expects”, “scheduled”, “intends”, “contemplates”, “anticipates”, “believes”, “proposes” or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are based on the current expectations of the management of Northern Power Systems. The forward-looking events and circumstances discussed in this release may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the company, including risks regarding the wind power industry;

production, performance and acceptance of the company’s products; our sales cycle; our ability to convert backlog into revenue; performance by the company’s suppliers; our ability to maintain successful relationships with our partners and to enter into new partner relationships; our performance internationally; currency fluctuations; economic factors; competition; the equity markets generally; and the other risks detailed in Northern Power Systems’ risk factors discussed in filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to Northern Power Systems’ Annual Report on Form 10-K filed on March 31, 2017, as well as other documents that may be filed by Northern Power Systems from time to time with the SEC. Although Northern Power Systems has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Northern Power Systems undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Eric Larson,

Vice President and Chief Accounting Officer

+1-802-661-4673

ir@northernpower.com

NORTHERN POWER SYSTEMS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2016 AND 2015

(In thousands, except share and per share amounts)

	For the three months ended		For the twelve months ended
	December 31,		December 31,
	2016	2015	2016	2015
REVENUES:
Net revenue	$9,873	$18,350	$35,901	$54,015
Cost of revenues	9,360	15,206	33,068	43,818

Gross profit	513	3,144	2,833	10,197
Gross margin percentage	5.2%	17.1%	7.9%	18.9%
OPERATING EXPENSES:
Sales and marketing	820	742	3,464	4,151
Research and development	362	703	2,575	3,390
General and administrative	1,311	1,882	6,374	8,536
Gain on sale of assets	(973)	—	(973)	—
Impairment of goodwill	361	—	361	—

Total operating expenses	1,881	3,327	11,801	16,077

Loss from operations	(1,368)	(183)	(8,968)	(5,880)
Interest expense	(19)	(51)	(113)	(193)
Other income (expense) - net	475	69	305	(152)

Loss before provision for income taxes	(912)	(165)	(8,776)	(6,225)
Provision (Benefit) for income taxes	(77)	431	173	1,571

NET LOSS	$(835)	$(596)	$(8,949)	$(7,796)
Change in cumulative translation adjustment	(52)	28	(37)	(13)
COMPREHENSIVE LOSS	(887)	(568)	(8,986)	(7,809)

Net loss applicable to common shareholders	$(835)	$(596)	$(8,949)	$(7,796)
Net loss per common share - basic and diluted	(0.04)	(0.03)	(0.39)	(0.34)
Weighted average number of common shares outstanding - basic and diluted	23,326,710	23,068,150	23,212,299	22,871,717
Non-GAAP adjusted EBITDA net income (loss)	$(1,089)	$503	$(7,759)	$(4,710)

NORTHERN POWER SYSTEMS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2016 AND 2015

(In thousands)

	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,423	$6,333
Accounts receivable - net	674	3,046
Unbilled revenue	2,576	759
Inventories - net	7,159	9,233
Deferred costs	351	6,379
Other current assets	627	850
Assets held for sale	—	2,428

Total current assets	16,810	29,028
Property, plant and equipment - net	1,485	2,046
Intangible assets - net	9	80
Goodwill	361	722

Total Assets	$18,665	$31,876

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
Working capital revolving line of credit	$1,600	$2,892
Accounts payable	3,354	3,838
Accrued expenses	4,526	5,258
Deferred revenue	1,821	6,888
Customer deposits	7,419	3,596
Other current liabilities	92	196
Liabilities held for sale	—	406

Total current liabilities	18,812	23,074

Deferred revenue, less current portion	2,332	2,718
Other long-term liability	79	175

Total Liabilities	21,223	25,967

SHAREHOLDERS’EQUITY (DEFICIENCY):
Common stock	165,642	165,568
Additional paid-in capital	9,158	8,713
Accumulated other comprehensive income	(50)	(13)
Accumulated deficit	(177,308)	(168,359)

Total Shareholders’ Equity (Deficiency)	(2,558)	5,909

Total Liabilities and Shareholders’ Equity (Deficiency)	$18,665	$31,876

NORTHERN POWER SYSTEMS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2016 AND 2015

(In thousands)

	For the three months ended December 31,		For the twelve months ended December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)
OPERATING ACTIVITIES:
Net loss	$(835)	$(596)	$(8,949)	$(7,796)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for inventory obsolescence	66	51	259	202
Provision/(recovery) for doubtful accounts	1	75	(28)	31
Stock-based compensation expense	97	239	519	920
Depreciation and amortization	137	208	659	790
Noncash implied license revenue	—	(31)	—	(640)
Deferred income taxes	(106)	3	(96)	14
Loss on the disposal of assets	182	201	338	252
Gain on sale of assets	(973)	—	(973)	—
Impairment of goodwill	361	—	361	—
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	(1,501)	2,062	631	1,383
Inventories and deferred costs	2,121	6,552	7,844	4,971
Other current and noncurrent assets	1,981	(1,419)	1,999	591
Accounts payable	(201)	(2,283)	(484)	(315)
Accrued expenses	(186)	(1,047)	(736)	(2,183)
Customer deposits	641	(1,849)	3,824	(2,047)
Other liabilities	(584)	(365)	(5,965)	(531)

Net cash provided by (used in) operating activities	1,201	1,801	(797)	(4,358)

INVESTING ACTIVITIES:
Proceeds from sale of assets	1,501	—	1,501	—
Purchases of property and equipment	(110)	(53)	(285)	(1,333)

Net cash provided by (used in) investing activities	1,391	(53)	1,216	(1,333)

FINANCING ACTIVITIES:
Repayments of revolving line of credit, net	(300)	(1,108)	(1,292)	(1,108)
Proceeds from exercise of stock options	—	—	—	3

Net cash used in financing activities	(300)	(1,108)	(1,292)	(1,105)

Effect of exchange rate change on cash	(52)	28	(37)	(13)
Change in cash and cash equivalents	2,240	668	(910)	(6,809)
Cash and cash equivalents - Beginning of the Period	3,183	5,665	6,333	13,142

Cash and cash equivalents - End of the Period	$5,423	$6,333	$5,423	$6,333

NORTHERN POWER SYSTEMS CORP.

RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA INCOME (LOSS) (unaudited)

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2016 AND 2015

(In thousands)

	For the three months ended		For the twelve months ended
	December 31,		December 31,
	2016	2015	2016	2015
NET LOSS	$(835)	$(596)	$(8,949)	$(7,796)
Interest expense	19	51	113	193
Provision (Benefit) for income taxes	(77)	431	173	1,571
Depreciation and amortization	137	208	659	790
Stock compensation expense	97	239	519	920
Non-cash implied license revenue	—	(31)	—	(640)
Loss on disposal of assets	182	201	338	252
Gain on sale of assets	(973)	—	(973)	—
Impairment of goodwill	361	—	361	—

Non-GAAP adjusted EBITDA income (loss)	$(1,089)	$503	$(7,759)	$(4,710)